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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 13, 1999, in the Amendment No. 1 to the Registration Statement (Form S-3) of USN Communications Inc. for the registration of $175,000,000 in principal amount of 6% Convertible Subordinated Notes due 2006.

/s/ Ernst & Young LLP

Chicago, Illinois
November 19, 1999